Exhibit 99.1

FOR IMMEDIATE RELEASE:

American Midstream Closes $51 Million Acquisition of a Majority

Interest in Chatom Processing and Fractionation Plant

DENVER, CO–July 9, 2012–American Midstream Partners, LP (NYSE: AMID) today announced the closing of the acquisition of an 87.4% interest in the Chatom processing and fractionation plant and associated gathering infrastructure from affiliates of Quantum Resources Management, LLC, effective July 1, 2012. The acquisition consideration of approximately $51 million includes a credit to American Midstream for the cash flow Chatom generated between January 1, 2012, and the acquisition closing date.

Chatom is located in Washington County, Alabama, approximately 15 miles from American Midstream’s Bazor Ridge processing plant in Wayne County, Mississippi, and consists of a 25 million cubic feet per day refrigeration processing plant, a 1,900 barrel per day fractionation unit, a 160 long-ton per day sulfur recovery unit, and a 29-mile gas gathering system.

“We are pleased to announce the closing of the Chatom acquisition,” stated Brian Bierbach, President and Chief Executive Officer. “Chatom is a strategic asset that complements our Bazor Ridge assets and is accretive on a DCF per unit basis. Given the current volatility in commodity prices, we will be waiting to increase distributions, as we had previously announced, until the asset is fully integrated into our existing operations. Looking forward, Chatom expands our regional service offering by providing fractionation and sulfur recovery and is ideally located for future growth. We remain excited about our backlog of expansion opportunities that we believe will drive long-term value for our unitholders.”

Various unaffiliated individuals, estates, and other entities own the remaining 12.6% interest in Chatom that American Midstream did not acquire.

American Midstream financed the acquisition with borrowings under its $200 million senior secured revolving credit facility.

About American Midstream Partners

Denver-based American Midstream Partners is a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of natural gas midstream energy assets. The company provides midstream services in the Gulf Coast and Southeast regions of the United States. For more information about American Midstream Partners, visit www.AmericanMidstream.com.

Forward Looking Statements

This press includes forward-looking statements. These statements relate to, among other things, projections of operational volumetrics and improvements, growth projects, cash flows and capital expenditures. We have used the words “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “should”, “will”, “potential” and similar terms and phrases to identify forward-looking statements in this press release. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the SEC. Please see our Risk Factor disclosures included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 19, 2012, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 14, 2012. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.